CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into effective as of February 1, 2022 by and between WebSafety, Inc., a Nevada corporation (the "Company") and Falcon 999, Inc. ("Consultant").

RECITALS

WHEREAS, the Company desires to engage Consultant and the Consultant desires to accept such engagement upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Consultant mutually agree as follows:

1. SERVICES AND COMPENSATION

1.1 Services. Consultant agrees to perform for the Company the services described on Schedule A to this Agreement (the "Services") in accordance with the terms and conditions of this Agreement.

1.2 Compensation. The Company agrees to pay to Consultant the compensation set forth on Schedule A for the performance of the Services.

2. TERM AND TERMINATION.

2.1 Term. This Agreement will begin on the date hereof and will continue until January 31, 2023, unless sooner terminated as provided below.

2.2 Termination. Either party may terminate this Agreement upon thirty (30) days written notice to the other party with or without reason.

3. CONFIDENTIAL INFORMATION .

3.1 Maintaining Confidential Information. At all times during the term of this Agreement and thereafter, Consultant shall hold all Confidential Information in strict confidence and shall not use or disclose to any person or entity any Confidential Information except (1) for the benefit of the Company or its subsidiaries or affiliates and in the course of providing consulting services to the Company, or (2) as specifically permitted in writing by the Company. For purposes of this Agreement, "Confidential Information" means any and all trade secrets, confidential knowledge, data or any other proprietary information of the Company or its subsidiaries or affiliates. By way of illustration but not limitation, "Confidential Information" includes (a) inventions, trade secrets, ideas, products, processes, software, source and object codes, data, databases, programs, computer programs, know-how, designs and techniques,

improvements, discoveries, developments, patent applications, patent disclosures and works of authorship, (b) information regarding plans for research, development, new products, services, marketing and selling, business plans, strategies, budgets and unpublished financial information, licenses, prices and costs, suppliers and customers, customer lists, supplier lists, employees, business relationships, targeted potential customers or business relationships, strategies, and (c) other confidential business information.

3.2 Returning Company Documents. Upon termination of this Agreement, Consultant shall deliver to the Company (and shall not keep in Consultant's possession or deliver to anyone else) any and all depictions of Confidential Information.

3.3 Confidential Information of Third Parties. Consultant recognizes that Company has received and in the future will receive information from third parties which is private or proprietary information subject to a duty on Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that during the term of this Agreement and thereafter Consultant owes Company and such third parties a duty to hold all such private or proprietary information received from third parties in the strictest confidence and not to disclose it, except as necessary in rendering services to Company pursuant to this Agreement consistent with Company's agreement with such third party and not to use it for the benefit of anyone other than for Company or such third party consistent with Company's agreement with such third party.

3.4 Remedies upon Breach. Consultant acknowledges that any disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause the Company irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that the Company shall have the right to institute and prosecute proceedings in any court of competent jurisdiction to restrain or enjoin Consultant from violating any of the terms of this Section 4. Such right shall be in addition to the remedies otherwise available to the Company at law or equity. The failure of the Company to promptly institute legal action upon any breach of Consultant's obligations under this Section 4 shall not constitute a waiver of that or any other breach hereunder.

4. MISCELLANEOUS.

4.1 Relationship of Parties. In rendering services pursuant to this Agreement, the Consultant is acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, the Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization must be specific. Nothing contained in this Agreement shall be construed or applied to create a partnership or joint venture, or an employer/employee or master/servant relationship. Consultant will be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to Consultant under this Agreement; provided that, if the Company is determined to be liable for collection or remittance of any such taxes, Consultant will immediately reimburse the Company for all such payments made by the Company. Consultant is not entitled to any employment rights or benefits from the Company,

including without limitation, workers' compensation, disability insurance, vacation or sick pay. Consultant shall be responsible for providing, at Consultant's expense and in Consultant's name, disability, workers' compensation, or other insurance as well as licenses or permits usual or necessary for performing the services hereunder.

4.2 No Conflict or Violation. The execution, delivery and performance by Consultant of this Agreement does not and will not: (i) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Consultant; or (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract or other agreement to which Consultant is a party or any obligation to which Consultant is subject.

4.3 Entire Agreement. This Agreement, together with any schedules and exhibits hereto, represent the entire agreement and understanding of the parties with respect to the subject matter hereof and no representations or warranties or promises have been made in connection with this Agreement other than those expressly set forth herein.

4.4 Successors and Assigns; No Third Party Beneficiaries. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, that neither party may assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company will have the unrestricted right to assign this Agreement and/or to delegate all or any part of its obligations hereunder to any affiliate or successor of the Company. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

4.5 Severability. This Agreement will be deemed severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties to this Agreement intend that there will be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its choice-of-law principles.

4.7 Modification and Waiver. No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing signed by the parties hereto. No failure to insist upon compliance with any term, provision or condition to this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but both of which taken together shall constitute one and the same agreement.

4.9 Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the Company at its headquarters or to Consultant at Consultant's address of record listed with the Company.

4.10 Arbitration. Any controversy or claim or dispute arising out of or in connection with or relating to this Agreement, or the invalidity, termination, or breach hereof, or the course of dealing by the parties hereunder (including the validity, scope and enforceability of this arbitration clause or any claim based on contract, tort, or statute), whether for damages or for equitable relief, shall be finally settled by arbitration in Kalispell, Montana. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then-existing employment arbitration rules. The arbitration shall be conducted before a single arbitrator mutually acceptable to the parties. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered as a judgment of the District Court of Montana.

COMPANY

By:	______________________________
Name:	Rowland W. Day II
Title:	CEO
Address:	2510 East Sunset Blvd., Suite 5-837 Las Vegas, Nevada 89120

CONSULTANT

By:	______________________________
Name:	Kerry Kennedy
Title:	CEO
Address:	4760 Brittany Drive S. #120 St. Petersburg, FL 33714

4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but both of which taken together shall constitute one and the same agreement.

4.9 Notices. Any notice, demand or other communication required, permitted or desired to be given hereunder shall be in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (with confirmation of receipt), delivery by reputable overnight delivery service or five (5) days following deposit in the United States mail (if sent by certified or registered mail, postage prepaid, return receipt requested), in each case duly addressed to the Company at its headquarters or to Consultant at Consultant's address of record listed with the Company.

4.10 Arbitration. Any controversy or claim or dispute arising out of or in connection with or relating to this Agreement, or the invalidity, termination, or breach hereof, or the course of dealing by the parties hereunder (including the validity, scope and enforceability of this arbitration clause or any claim based on contract, tort, or statute), whether for damages or for equitable relief, shall be finally settled by arbitration in Kalispell, Montana. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with its then-existing employment arbitration rules. The arbitration shall be conducted before a single arbitrator mutually acceptable to the parties. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered as a judgment of the District Court of Montana.

COMPANY

By: [signature]
Name: Rowland W. Day II
Title: CEO
Address: 2510 East Sunset Blvd., Suite 5-837
Las Vegas, Nevada 89120

CONSULTANT

By: [signature]
Name: Kerry Kennedy
Title: CEO
Address: 4760 Brittany Drive S. #120
St. Petersburg, FL 33714

KK

SCHEDULE A TO CONSULTING AGREEMENT

A. Services.

Consultant shall consult with and advise the Company on business matters, including locating and analyzing acquisition candidates, website effectiveness, creation of marketing materials, presentation of corporate materials, and corporate communications. The Company understands and acknowledges that the value of Consultant's advice is not measurable in any quantitative manner and that the amount of time spent rendering such consulting advice and assistance shall be determined according to the Consultant's discretion.

B. Compensation.

As compensation for the Services performed by Consultant, the Company agrees to pay Consultant $100,000 for the term of this Agreement.